UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2007
IdleAire Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51966	62-1829384

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

410 N. Cedar Bluff Road, Suite 200, Knoxville, TN 37923

(Address of principal executive offices)	(Zip Code)
(865) 437-3600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 25, 2007, IdleAire Technologies Corporation (“IdleAire”) issued a press release announcing that it has plans to file with the Securities and Exchange Commission (the “SEC”) a registered initial public offering of its common stock. A copy of the press release is filed as Exhibit 99.1 hereto.
     On July 18, 2007, IdleAire filed with the SEC a prospectus in connection with an exchange offer of registered new notes (the “New Notes”) for all of its outstanding 13% Senior Secured Discount Notes due 2012 (the “Notes”). The terms of the New Notes to be issued in the exchange offer and the Notes are identical in all material aspects, except that, among other things, the New Notes are registered under the Securities Act, and will not contain transfer restrictions. The exchange offer will expire at 5:00 pm., New York City time, on August 14, 2007. Only the Notes can be tendered for the exchange. Holders of Units comprised of the Notes and accompanying warrants must first separate the Notes and the warrants before they can participate in the exchange offer.
Item 9.01 Financial Statements and Exhibits
     (c)     Exhibits

Exhibit No.	Exhibit

99.1	Press release dated July 25, 2007 announcing the plan to file a registered initial public offering of its common stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLEAIRE TECHNOLOGIES CORPORATION
Date: July 25, 2007	By:	/s/ Michael C. Crabtree
Michael C. Crabtree
President and Chief Executive Officer